Exhibit 3.1

CERTIFICATE OF DESIGNATION
OF THE
SERIES C PREFERRED STOCK
SERIES D PREFERRED STOCK
SERIES E PREFERRED STOCK
SERIES F PREFERRED STOCK
SERIES G PREFERRED STOCK
 (Par Value $0.001 Per Share)
OF
DC BRANDS INTERNATIONAL, INC.

I, Bob Armstrong, Chief Financial Officer of DC Brands International, Inc. a Colorado corporation (the “Corporation”), pursuant to the provisions of Section 7-106-101 of the Colorado Revised Statutes, hereby makes this Certificate of Designation under the corporate seal of the Corporation and hereby states and certifies that pursuant to the authority expressly vested in the board of directors of the Corporation by the Articles of Incorporation, the board of directors duly adopted the following resolutions:

RESOLVED, RESOLVED, that there shall be a series of shares of the Corporation designated Series C Convertible Preferred Stock, (the “Series C Preferred Stock”), to consist of Thirty Five Thousand (35,000) shares, and that the rights and preferences of such series and the limitations or restrictions thereon, shall be as set forth herein; there shall be a series of shares of the Corporation designated Series D Convertible Preferred Stock, (the “Series D Preferred Stock”), to consist of Ninety One Thousand One Hundred and Eleven (91,111) shares, and that the rights and preferences of such series and the limitations or restrictions thereon, shall be as set forth herein; there shall be a series of shares of the Corporation designated Series E Convertible Preferred Stock, (the “Series E Preferred Stock”), to consist of Ten Thousand (10,000) shares, and that the rights and preferences of such series and the limitations or restrictions thereon, shall be as set forth herein; there shall be a series of shares of the Corporation designated Series F Convertible Preferred Stock, (the “Series F Preferred Stock”), to consist of Five Thousand Five Hundred (5,500) shares, and that the rights and preferences of such series and the limitations or restrictions thereon, shall be as set forth herein; there shall be a series of shares of the Corporation designated Series G Convertible Preferred Stock, (the “Series G Preferred Stock”), to consist of Six Thousand (6,000) shares, and that the rights and preferences of such series and the limitations or restrictions thereon, shall be as set forth herein, and

RESOLVED FURTHER, that the Series C, D, E, F and G  Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional and other special rights:

SERIES C PREFERRED STOCK

SECTION C-1
DESIGNATION OF SERIES C PREFERRED STOCK

1.1.           Designation. Shares of the Corporation’s Preferred Stock, par value of $0.001, shall be designated as follows: Thirty Five Thousand  (35,000) shares as the Series C Preferred Stock.

SECTION C-2
DIVIDEND RIGHTS

2.1.           Dividends.  None of the holders of the Series C Preferred Stock shall be entitled to receive any dividends on their shares of Series Preferred Stock.

SECTION C-3
LIQUIDATION RIGHTS

3.1.           Liquidation Preference.  None of the Series C Preferred Stock shall have a liquidation preference.

SECTION C-4
CONVERSION RIGHTS

4.1.           Conversion.  Every share of Series C Preferred Stock shall be convertible (the “Series C Conversion Rights”), at the option the holder(s), at any time after the thirteen (13) month anniversary of the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Series C Preferred Stock into that number of shares representing one percent (1.0%) of the outstanding voting capital stock of the Corporation, calculated on a fully diluted basis as of the date of the notice of conversion divided by one thousand (1,000); provided, however, that the Corporation shall not affect the conversion of shares of Series C Preferred Stock, and no holder of shares of Series C Preferred Stock shall have the right to convert Series C Preferred Shares, to the extent that such number of shares of Series C Preferred Stock being converted would exceed  more than five percent (5%)  of such holders total number of shares of Series C Preferred Stock prior to any conversions in any one month. The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock.

4.2.           Procedures for Conversion.  In order to exercise conversion rights pursuant to Section 4.1 above, the holder(s) of the shares of the Series C Preferred Stock shall deliver an irrevocable written notice of such exercise to the Corporation, at its principal office. The holders of the shares of Series C Preferred Stock shall, upon any conversion of such Series C Preferred Stock in accordance with this Section 4, surrender certificates representing the Series C Preferred Stock to the Corporation, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder of the Series Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Corporation of any notice of conversion pursuant to this Section 4.2, upon the occurrence of any event specified therein. Upon conversion of any shares of Series C Preferred Stock, such shares shall cease to constitute shares of Series C Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.

In connection with the conversion of any shares of Series C Preferred Stock, no fractional shares of Common Stock shall be issued, but the Corporation shall pay cash in lieu of such fractional interest based upon the fair value of a share of Series C Preferred Stock, as determined in good faith by the board of directors of the Corporation.

The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding shares of Series C Preferred Stock. In the event that the Corporation does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series C Preferred Stock, then the Corporation shall call and hold a meeting of the stockholders within forty-five (45) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The board of directors of the Corporation shall recommend to the stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series  C Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

            4.3.           Notices of Record Date.  In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to each holder of Series  Preferred Stock at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in Section 4.3 above; and in the case of the matters referred to in Section 4.3 (ii) and (iii) above, written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein.

SECTION C-5
VOTING RIGHTS

5.1.           General. Except as otherwise required by law, holders of shares of Series C Preferred Stock shall not be entitled to vote in connection with any meetings of stockholders.

SERIES D PREFERRED STOCK

SECTION D-1
DESIGNATION OF SERIES D PREFERRED STOCK

1.1.           Designation. Ninety One Thousand One Hundred and Eleven (91,111) shares shall be designated as the Series D Preferred Stock.

SECTION D-2
DIVIDEND RIGHTS OF SERIES D PREFERRED STOCK

2.1.           Dividends.  None of the holders of the Series D Preferred Stock shall be entitled to receive any dividends on their shares of Series Preferred Stock.

SECTION D-3
LIQUIDATION RIGHTS OF SERIES D PREFERRED STOCK

3.1.           Liquidation Preference.  In the event of the sale by the Corporation of: (i) a significant portion of the assets of the Corporation; (ii) any number of shares of common stock or convertible preferred stock; or (iii) the liquidation or winding up of the Corporation or (iv) the sale of any of the Series A preferred stock held by the Hard Save LLC,  the holders of the Series D Preferred Stock shall be entitled to receive a special allocation of forty percent (40%) of the net proceeds (after payment of any outstanding debt of the Corporation) derived by the Corporation from such sale remaining.  This provision can be activated or waived at the sole option of the Hard Save LLC on a case by case basis.
SECTION D-4
VOTING RIGHTS OF SERIES D PERFERRED STOCK

4.1.           General. Except as otherwise required by law, holders of shares of Series D  Preferred Stock shall not be entitled to vote in connection with any meetings of stockholders.

SERIES E PREFERRED STOCK

SECTION E-1
DESIGNATION OF SERIES E PREFERRED STOCK

1.1.           Designation. Ten Thousand (10,000) shares shall be designated as the Series E Preferred Stock.

SECTION E-2
DIVIDEND RIGHTS OF SERIES E PREFERRED STOCK

2.1.           Dividends.  Commencing on the 14th month after issuance, the shares of Series E Preferred Stock shall begin to accrue a ten and one quarter percent (10.25%) dividend payable quarterly in the form of additional shares of Series E Preferred Stock.

SECTION E-3
LIQUIDATION RIGHTS OF SERIES E PREFERRED STOCK

3.1.           Liquidation Preference.  None of the Series E Preferred Stock shall have a liquidation preference.

SECTION E-4
CONVERSION RIGHTS OF SERIES E PREFERRED STOCK

4.1.           Conversion.  Every share of Series E Preferred Stock shall be convertible (the “Series E Conversion Rights”), at the option the holder(s), at any time after the thirteen (13) month anniversary of the date of issuance of such shares,, at the office of the Corporation or any transfer agent for the Series E Preferred Stock into that number of shares of common stock of the Corporation as shall represent  Two Thousand Five Hundred Dollars  ($2,500.00) of the outstanding common stock of the Corporation, calculated on a fully diluted basis as of the date of the notice of conversion  based upon the closing bid price of the common stock on the business day prior to the conversion date; provided, however, that the Corporation shall not affect the conversion of shares of Series E Preferred Stock, and no holder of shares of Series E Preferred Stock shall have the right to convert Series E Preferred Shares, to the extent that such number of shares of Series E Preferred Stock being converted would exceed  more than five percent (5%)  of such holders total number of shares of Series E Preferred Stock prior to any conversions in any one month. . The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock.

4.2.           Procedures for Conversion.  In order to exercise conversion rights pursuant to Section 4.1 above, the holder(s) of the shares of the Series E Preferred Stock shall deliver an irrevocable written notice of such exercise to the Corporation, at its principal office. The holders of the shares of Series E Preferred Stock shall, upon any conversion of such Series E Preferred Stock in accordance with this Section 4, surrender certificates representing the Series E Preferred Stock to the Corporation, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder of the Series E Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Corporation of any notice of conversion pursuant to this Section 4.2, upon the occurrence of any event specified therein. Upon conversion of any shares of Series E Preferred Stock, such shares shall cease to constitute shares of Series E Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.

In connection with the conversion of any shares of Series E Preferred Stock, no fractional shares of Common Stock shall be issued, but the Corporation shall pay cash in lieu of such fractional interest based upon the fair value of a share of Series E Preferred Stock, as determined in good faith by the board of directors of the Corporation.

The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding shares of Series E Preferred Stock. In the event that the Corporation does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series E Preferred Stock, then the Corporation shall call and hold a meeting of the stockholders within forty-five (45) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The board of directors of the Corporation shall recommend to the stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series  E Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

            4.3.           Notices of Record Date.  In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to each holder of Series  Preferred Stock at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in Section 4.3 above; and in the case of the matters referred to in Section 4.3 (ii) and (iii) above, written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein.

4.4           Conversion.  The Corporation shall not affect the conversion of the Series E Preferred Stock, and the holder of the Series E Preferred Stock shall not have the right to convert the Series E Preferred Stock, to the extent that after giving effect to such conversion, the holder  (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the shares of common stock of the Corporation (the “Common Stock”) outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of the Series E Preferred Stock beneficially owned by such holder and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  To the extent that the limitation contained in this Section 4.4 applies, the determination of whether the Series E Preferred Stock is  convertible (in relation to other securities owned by the Investor together with any affiliate) and of which number of shares of Series E Preferred Stock are convertible shall be in the sole discretion of such holder, and the submission of a conversion notice shall be deemed to be such holder’s determination of whether the shares Series E Preferred Stock are convertible (in relation to other securities owned by such holder together with any affiliate) and of which portion of such Series E Preferred Stock is convertible, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of the determination.  For purposes hereof, in determining the number of outstanding shares of Common Stock, such holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Investor, the Company shall within one (1) business day confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including Series E Preferred Stock, by the holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The restriction described in this Section 4.4 may be waived, in whole or in part, upon sixty-one (61) days prior notice from the holder to the Corporation to increase such percentage up to 4.99%, but not in excess of 4.99%.

SECTION E-5
VOTING RIGHTS OF SERIES E PREFERRED STOCK

5.1.           General. Except as otherwise required by law, holders of shares of Series E  Preferred Stock shall not be entitled to vote in connection with any meetings of stockholders.

SERIES F PREFERRED STOCK

SECTION F-1
DESIGNATION OF SERIES F PREFERRED STOCK

1.1.           Designation. There shall be Five Thousand Five Hundred (5,500) shares designated as the Series F Preferred Stock.

SECTION F-2
DIVIDEND RIGHTS OF SERIES F PREFERRD STOCK

2.1.           Dividends.  None of the holders of the Series F Preferred Stock shall be entitled to receive any dividends on their shares of Series Preferred Stock.

SECTION F-3
LIQUIDATION RIGHTS OF SERIES F PREFERRED STOCK

3.1.           Liquidation Preference.  None of the Series F Preferred Stock shall have a liquidation preference.  .

SECTION F-4
CONVERSION RIGHTS OF SERIES F PREFERRED STOCK

4.1.           Conversion.  Every share of Series F Preferred Stock shall be convertible (the “Series F Conversion Rights”), at the option the issuer(s), at any time after the six (6) month anniversary of the date of issuance of such shares (subject to Section 6.1 hereof), at the office of the Corporation or any transfer agent for the Series F Preferred Stock into that number of shares representing and one percent (1.0%) of the outstanding voting capital stock of the Corporation, calculated on a fully diluted basis as of the date of the notice of conversion divided by one thousand. The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock.

4.2.           Procedures for Conversion.  In order to exercise conversion rights pursuant to Section 4.1 above, the holder(s) of the shares of the Series F Preferred Stock shall receive an irrevocable written notice of such exercise from the Corporation, at its registered location. The holders of the shares of Series F Preferred Stock shall, upon any conversion of such Series F Preferred Stock in accordance with this Section 4, surrender certificates representing the Series F Preferred Stock to the Corporation, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder of the Series F Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Corporation of any notice of conversion pursuant to this Section 4.2, upon the occurrence of any event specified therein. Upon conversion of any shares of Series F Preferred Stock, such shares shall cease to constitute shares of Series F Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.

In connection with the conversion of any shares of Series F Preferred Stock, no fractional shares of Common Stock shall be issued, but the Corporation shall pay cash in lieu of such fractional interest based upon the fair value of a share of Series F Preferred Stock, as determined in good faith by the board of directors of the Corporation.

The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding shares of Series F Preferred Stock. In the event that the Corporation does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series F Preferred Stock, then the Corporation shall call and hold a meeting of the stockholders within forty-five (45) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The board of directors of the Corporation shall recommend to the stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series F Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

            4.3.           Notices of Record Date.  In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to each holder of Series  Preferred Stock at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in Section 4.3 above; and in the case of the matters referred to in Section 4.3 (ii) and (iii) above, written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein.

SECTION F-5
VOTING RIGHTS OF SERIES F PREFERRED STOCK

5.1.           General. Except as otherwise required by law, holders of shares of Series F  Preferred Stock shall not be entitled to vote in connection with any meetings of stockholders.

SECTION F-6
REDEMPTION RIGHTS OF SERIES F PREFERRED STOCK

6.1           Corporation Redemption.  The Corporation shall have the right, at any time prior to conversion of the Series F Preferred Stock, to redeem all or a portion of any holder's Series F Preferred Stock at a price per Series F Preferred Stock equal to Two Hundred Eighty Six Dollars and Eighty Six Cents  ($286.86) (the "Redemption Price").  To exercise this right, the Corporation must deliver to the holder of shares of Series F Preferred Stock an irrevocable written notice (a “Redemption Notice”), indicating the date the Corporation intends to pay the Redemption Price (the “Redemption Date”), which date may not be less than thirty (30) days from the date the Redemption Notice is delivered to holder.  The holder of shares of Series F Preferred Stock on the Redemption Date shall have the right to receive such amount in cash equal to the Company Redemption Price per share of Series F Preferred Stock, such amount to be paid on the Redemption Date, and each share of Series F Preferred Stock shall have no further rights. The provisions of this Section 6.1 shall not be deemed to restrict the ability of a holder of shares of Series F Preferred Stock to convert the shares of Series F Preferred Stock owned by it pursuant to the provisions of Section 4 at any time and from time to time after receipt of the Redemption Notice until the date prior to the Redemption Date.

SERIES G PREFERRED STOCK

SECTION G-1
DESIGNATION OF SERIES G PREFERRED STOCK

1.1.           Designation.  There shall be Six Thousand (6,000) shares designated as the Series G Preferred Stock.

SECTION G-2
DIVIDEND RIGHTS OF SERIES G PREFERRED STOCK

2.1.           Dividends.  None of the holders of the Series G Preferred Stock shall be entitled to receive any dividends on their shares of Series Preferred Stock.

 SECTION G-3
LIQUIDATION RIGHTS OF SERIES G PREFERRED STOCK

3.1.           Liquidation Preference.  None of the Series G Preferred Stock shall have a liquidation preference.

SECTION G-4
CONVERSION RIGHTS OF SERIES G PREFERRED STOCK

4.1.           Conversion. Every share of Series G Preferred Stock shall be convertible (the “Series G Conversion Rights”), at the option the holder(s), at any time after the thirteen (13) month anniversary of the date of issuance of such shares (the “Anniversary Date”), at the office of the Corporation or any transfer agent for the Series G Preferred Stock into that number of shares representing and one percent (1.0%) of the outstanding voting capital stock of the Corporation, calculated on a fully diluted basis as of the date of the notice of conversion divided by one thousand; provided, however, that the Corporation shall not affect the conversion of shares of Series G Preferred Stock, and no holder of shares of Series G Preferred Stock shall have the right to convert Series G Preferred Shares, to the extent that such number of shares of Series G Preferred Stock being converted would exceed  more than five percent (5%)  of such holders total number of shares of Series G Preferred Stock prior to any conversions (the “Initial Amount”); in any one month provided, further that if  during any month after the Anniversary Date, a holder of Series G Preferred Stock converts less than five percent (5%) of such holder’s Initial Amount (the difference between 5% of the Initial Amount and the amount actually converted in each month being hereinafter referred to as the Deficiency”) then in subsequent months such holder shall be entitled to convert 5% of the Initial Amount plus the aggregate amount of any Deficiency not yet converted. The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock

4.2.           Procedures for Conversion.  In order to exercise conversion rights pursuant to Section 4.1 above, the holder(s) of the shares of the Series G Preferred Stock shall deliver an irrevocable written notice of such exercise to the Corporation, at its principal office. The holders of the shares of Series G Preferred Stock shall, upon any conversion of such Series G Preferred Stock in accordance with this Section 4, surrender certificates representing the Series G Preferred Stock to the Corporation, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder of the Series G Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Corporation of any notice of conversion pursuant to this Section 4.2, upon the occurrence of any event specified therein. Upon conversion of any shares of Series G Preferred Stock, such shares shall cease to constitute shares of Series G Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.

In connection with the conversion of any shares of Series G Preferred Stock, no fractional shares of Common Stock shall be issued, but the Corporation shall pay cash in lieu of such fractional interest based upon the fair value of a share of Series G Preferred Stock, as determined in good faith by the board of directors of the Corporation.

The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding shares of Series G Preferred Stock. In the event that the Corporation does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series G Preferred Stock, then the Corporation shall call and hold a meeting of the stockholders within forty-five (45) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The board of directors of the Corporation shall recommend to the stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series G Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

            4.3.           Notices of Record Date.  In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall mail to each holder of Series  Preferred Stock at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in Section 4.3 above; and in the case of the matters referred to in Section 4.3 (ii) and (iii) above, written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein.

SECTION G-5
VOTING RIGHTS OF SERIES OF G PREFERRED STOCK

5.1.           General. Except as otherwise required by law, holders of shares of Series G Preferred Stock shall not be entitled to vote in connection with any meetings of stockholders.

SECTION G-6
REDEMPTION RIGHTS OF SERIES F PREFERRED STOCK

6.1           Corporation Redemption.  The Corporation shall have the right, at any time prior to conversion of the Series G Preferred Stock, to redeem all or a portion of any holder's Series G Preferred Stock at a price per Series G Preferred Stock equal to One Thousand Two Hundred Fifty Dollars ($1,250) (the "Redemption Price").  To exercise this right, the Corporation must deliver to the holder of shares of Series G Preferred Stock an irrevocable written notice (a “Redemption Notice”), indicating the date the Corporation intends to pay the Redemption Price (the “Redemption Date”), which date may not be less than thirty (30) days from the date the Redemption Notice is delivered to holder.  The holder of shares of Series G Preferred Stock on the Redemption Date shall have the right to receive such amount in cash equal to the Company Redemption Price per share of Series G Preferred Stock shall have no further rights. The provisions of this Section 6.1 shall not be deemed to restrict the ability of a holder of shares of Series F Preferred Stock to convert the shares of Series G Preferred Stock owned by it pursuant to the provisions of Section 4 at any time and from time to time after receipt of the Redemption Notice until the date prior to the Redemption Date.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Bob Armstrong, its Chief Financial Officer, on this 5th day of October, 2012.

DC BRANDS INTERNATIONAL, INC.

By:
Name: Title:	Bob Armstrong Chief Financial Officer